                                                                     EXHIBIT 4.3


                         [LETTERHEAD OF VENTAS, INC.]


September 27, 2000

VIA FACSIMILE AND FEDERAL EXPRESS

Mr. Bradley Takahashi
Franklin Mutual Advisors, LLC
51 John F. Kennedy Parkway
Short Hills,  NJ 07078

Re: Article XII of the Certificate of Incorporation of Ventas, Inc. (the "Company")

Dear Mr. Takahashi:

Reference is made to (i) the letter dated October 27, 1999 from Franklin Mutual Advisors, LLC, ("FMA") on behalf of itself and on behalf of the Advisory Clients, to the Board of Directors of the Company a copy of which letter is attached hereto as Exhibit A (the "Request Letter") and (ii) the letter dated October 27, 1999 from the Company to FMA a copy of which letter is attached hereto as Exhibit B (the "Waiver Letter") regarding the waiver of the application of the provisions of Article XII of the Certificate of Incorporation of the Company relating to limitations on the Beneficial Ownership of Common Stock of the Company with respect to FMA and its Advisory Clients. Capitalized terms used but not defined herein shall have the meaning set forth in the Request Letter.

This letter confirms the agreement of FMA and the Company that:

     (i) each of the Request Letter and the Waiver Letter are hereby terminated and cancelled as of the date hereof and such Letters shall have no further force or effect on and after the date hereof;

     (ii) no party thereto shall have any rights or obligations thereunder with respect to either the Request Letter or the Waiver Letter or the termination thereof other than rights and obligations under the Request Letter and the Waiver Letter relating to or arising out of breaches of the Waiver Letter on or prior to the date hereof; and

     (iii) commencing on the date hereof and at all times hereafter FMA and the Advisory Clients shall be subject to and must comply with all the provisions of Article XII of the Certificate of Incorporation of the Company, including, without limitation, the beneficial Ownership Limitations contained in Article XII of the Certificate of Incorporation of the Company, and, without limiting the foregoing, any portion of the Shares that exceeds the ownership limitation shall be subject to designation as Excess Stock under Article XII of the Certificate of Incorporation of the Company.

This letter constitutes the entire understanding between FMA and the Company with respect to the subject matter hereof and supercedes all prior and contemporaneous oral and written communications and agreements with respect thereto.

Please indicate your agreement with the foregoing by signing this letter where indicated below and returning the signed copy to me. This letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

Very truly yours,



VENTAS, INC.


By:  /s/ T. Richard Riney
     --------------------
     Name:   T. Richard Riney
     Title:  Executive Vice President
             and General Counsel




ACCEPTED AND AGREED
This 27th day of
September, 2000

FRANKLIN MUTUAL ADVISORS, LLC,
on behalf of itself and on behalf of the Advisory Clients


By:  /s/ Jeffrey A. Altman
     ---------------------
     Name:   Jeffrey A. Altman
     Title:  Senior Vice President

                                                                       Exhibit A


                 [LETTERHEAD OF FRANKLIN MUTUAL ADVISORS, LLC]


October 27, 1999

Board of Directors
Ventas, Inc.
3300 Aegon Center
400 West Market Street
Louisville, KY  40202

     RE:  Request by Franklin Mutual Advisers, LLC for a Waiver of Provisions of
          Article XII of the Certificate of Incorporation of Ventas, Inc. (the "Company")

To the Directors of Ventas, Inc.:

     Franklin Mutual Advisers, LLC ("FMA") is an investment adviser registered under the Investment Advisers Act of 1940. Its clients (collectively, "Advisory Clients") own 3,709,600 shares of the outstanding common stock of the Company (the "Shares"). Pursuant to advisory contracts with the Advisory Clients, FMA exercises sole voting and investment discretion over such shares. No other person who would constitute, along with FMA or with any one or more of the Advisory Clients, a "group" as that term is used for purposes of Section 13(d)(3) ("Section 13(d)") of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") owns any shares of the Company. Because that portion of the Shares which exceed the Ownership Limitation (capitalized terms in this letter are used as defined in Article XII of the Certificate of Incorporation of the Company) is subject to being designated Excess Stock under Article XII, FMA requests that the Board of Directors of the Company (the Board of Directors of Ventas, Inc. as same exists on the date hereof shall be referred to herein as the "Board") grant a waiver to FMA and the Advisory Clients from the provisions of Article XII.

     In consideration and as a condition to such waiver, each of FMA and the Advisory Clients agree that it shall not take any of the actions described below with respect to any Additional Shares for so long as such shares shall constitute Additional Shares. "Additional Shares" shall mean the number of shares of common stock of the Company owned by all of FMA, the Advisory Clients and any other person who would constitute, along with FMA or any Advisory Client, a "group" under section 13(d), that exceeds 9.73% of the common stock of the Company outstanding, which is the percentage of the shares of outstanding common stock owned by FMA and/or the Advisory Clients as of April 30, 1998. The undersigned has the legal authority to bind each Advisory Client to the terms of this letter and the related Waiver. With respect to Additional Shares, FMA shall not, and it shall not permit any Advisory Clients to:

     (a) Solicit proxies from stockholders of the Company, the power to vote, become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of the Exchange Act), with respect to the Company, or make any communication (other than as required by law) referred to in Rule 14a1(1)(2)(iv) of the Exchange

          Act in connection with any election contest or other vote by stockholders of the Company or otherwise that is contrary to or conflicts with actions taken or omitted or to be omitted by the Board;

     (b) Seek or vote for the removal of any member of the Board, except removal "for cause" as such term is used under the Delaware General Corporation Law;

     (c) Vote for any individual nominated for election to the Board thereof other than those individuals nominated by the Board or a Committee thereof;

     (d) Call or seek to have called any meeting of the stockholders of the Company;

     (e) Otherwise act, alone or in concert with others to (i) solicit, propose, seek to effect or negotiate with any other person with respect to (A) any business combination with the Company or (B) any restructuring, recapitalization or similar transaction of the Company,
          (ii) solicit, propose, seek to effect or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any voting securities of the Company, or
          (iii) assist, participate in, facilitate or solicit any effort or attempt by any persons to do or seek to do any of the foregoing; or

     (f) Form, join or participate in a "group" (within the meaning of Section 13(d) of the Exchange Act) with respect to any of the matters described above.

     In support of its request, FMA makes the following representations, warranties and covenants:

     1. FMA will limit the aggregate Beneficial Ownership (as defined in Article XII) by it and any Person who would constitute, along with FMA or any Advisory Client, a "group", as that term is used for purposes of Section 13(d) of the Exchange Act, of the Company's Common Stock to no more than 14.9% of the shares of Common Stock outstanding.

     2. The name and tax identification number of each Advisory Client which beneficially owns the Company's Common Stock and the date and the number of shares beneficially owned by each Advisory Client is as set forth in Exhibit A.

     3. No Person (as defined in Article XII) Beneficially Owns or, is believed by FMA to be likely to Beneficially Own in the future, more than 5% of the outstanding shares of any of the Advisory Clients.

     4. Neither FMA nor any of its Advisory Clients, taken separately or taken together in any combination, are, and will not in the future be, partners in any partnership between or among any two or more of them as determined for federal income tax purposes which partnership Beneficially Owns any of the Company's Common Stock. No single Advisory Client or combination of Advisory Clients with a mutual 10.0% or greater owner, Beneficially Owns or will Beneficially Own more than 9.0% of the Company's Common Stock outstanding. FMA does not currently Beneficially Own, and will not Beneficially Own, more than 9.0% of the Company's Common Stock outstanding (excluding for this purpose its Beneficial Ownership of

Common Stock in excess of such amounts to the extent such Beneficial Ownership results solely from it being treated, along with the Advisory Clients, as a "group" under Section 13(d) of the Exchange Act).

     5. FMA, its Advisory Clients and the Person who would constitute, along with FMA or any Advisory Client, a "group" under Section 13(d) of the Exchange Act, will comply with the terms of Article XII, except as expressly waived by the Board.

     6. FMA and its Advisory Clients agree to enter into a reasonable agreement to memorialize further the representations and commitments set forth herein.

     7. As of April 30, 1998 the Advisory Clients Beneficially Owned 9.73% of the outstanding common stock of the Company. As of October 26, 1999, the Advisory Clients Beneficially Owned approximately 5.46% of the outstanding common stock of the Company.

     8.   Intentionally Omitted.

     9.   Intentionally Omitted.

     10. Notwithstanding any other provision of this letter or the related waiver, if any 10.0% or greater Beneficial Owner of FMA, FMA, its Advisory Clients, or any other person who would, along with FMA or any of them, either constitute a "group" under Section 13(d)(3) or a partnership for federal income tax purposes, Beneficially Owns (excluding for this purpose Beneficial Ownership of Common Stock that results solely from being treated as part of a "group" under Section 13(d)) more than 9.0% of the stock of the Company while Beneficially Owning, singly or taken together in any combination, more than 9.0% of the stock, warrants, options, convertible debt or any other rights to acquire the stock of Vencor, Inc. or any other tenant of the Company, the Additional Shares owned will be automatically designated as "Excess Shares" under Article
XII. Such designation will be effective as of the close of business on the business day prior to the date of the relevant event.

     FMA understands that the breach of any representation, warranty or covenant contained herein or the failure to comply with its covenants and undertakings in this letter and, in addition to any other remedy available to the Company, subjects the Additional Shares to being designated as "Excess Shares" under
Article XII. In such event, any waiver granted by the Board shall terminate and the Company may proceed in any manner permitted under Article XII.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Upon acceptance of this letter by you, this letter shall supersede our letter dated July 27, 1998, which was accepted by you on July 28, 1998, which shall be of no further force and effect.


                                        Very truly yours,


                                        FRANKLIN MUTUAL ADVISERS, LLC
                                        on behalf of itself and on behalf
                                        of the Advisory Clients



                                        By: /s/ Bradley Takahashi
                                            ---------------------
                                            Name:  Bradley Takahashi
                                            Title: Assistant Vice President

                                   EXHIBIT A

-------------------------------------------------------------------------
Name of Client:                         Tax ID of      Ventas Sh' owned:
                                        Client:

-------------------------------------------------------------------------
Mutual Shares Fund                      13-6097589     1,285,800
-------------------------------------------------------------------------
Mutual Qualified Fund                   13-3019906     904,500
-------------------------------------------------------------------------
Mutual Beacon Fund                      04-6055276     730,800
-------------------------------------------------------------------------
Mutual Discovery Fund                   22-6586780     653,500
-------------------------------------------------------------------------
Mutual Shares Securities Fund           65-0750252     72,700
-------------------------------------------------------------------------
Mutual Discovery Securities Fund        65-0750249     42,700
-------------------------------------------------------------------------
Mutual Beacon Fund (Canada)             (Non-U.S.)     19,600
-------------------------------------------------------------------------

                                   EXHIBIT B

                         [LETTERHEAD OF VENTAS, INC.]


October 27, 1999
Mr. Bradley Takahashi
Franklin Mutual Advisers, LLC
51 John F. Kennedy Parkway
Short Hills, NH  07078

     RE: Request by Franklin Mutual Advisers, LLC ("FMA") for a Waiver of the Provisions of Article XII of the Certificate of Incorporation of Ventas, Inc. (the "Company")

Dear Mr. Takahashi:

     This letter is in response to the request by FMA for an amendment of the previously granted waiver of the provisions of Article XII of the Certificate of Incorporation of the Company with respect to FMA and its Advisory Clients as described in the letter from FMA to the Company dated October 26, 1999, which is attached hereto (the "Request Letter"). Capitalized terms used but not defined herein shall have the meaning set forth in the Request Letter. This letter revokes and replaces, with your consent, our prior letter dated July 28, 1998.

     The Board hereby waives, on the terms and subject to the conditions set forth in this letter and the Request Letter, the application of Article XII to FMA and its Advisory Clients with respect to the provisions thereof limiting Beneficial Ownership of Common Stock of the Company. The breach of any representation, warranty or covenant contained in the Request Letter, or the failure to comply with the covenants and undertakings in the Request Letter, shall cause the waiver granted in this letter to become null and void, and shall cause any Common Shares owned by FMA or its Advisory Clients in excess of the otherwise applicable 9.0% Ownership Limit to become designated Excess Shares under Article XII, in addition to any other remedy available to the Company.

     If this letter accurately sets forth our understanding, please sign the letter where indicated below and return a signed copy to me. This letter shall be of no force and effect, and may be revoked at any point in time prior to the Company's receipt of a signed copy from FMA.

                                   Very truly yours,

                                   VENTAS, INC.

                                   By:  /s/ T. Richard Riney
                                        --------------------
                                        Name:   T. Richard Riney
                                        Title:  Executive Vice President
                                                and General Counsel

ACCEPTED AND AGREED
This 29th day of
October, 1999

FRANKLIN MUTUAL ADVISERS, LLC
on behalf of itself and on behalf of the Advisory Clients




By:  /s/ Bradley Takahashi
     ---------------------
     Name:   Bradley Takahashi
     Title:  Assistant Vice President